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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    June 25, 1997
                                                      --------------------

                            KnowledgeBroker, Inc.
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           (Exact name of registrant as specified in its charter)


          Nevada                   0-26626                84-0856578
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(State or other jurisdiction      (Commission          (IRS Employer
      of incorporation            File Number)        Identification No.)


         13295 Mira Loma Road, Reno, Nevada        89511
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        (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (702) 852-5711
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On June 25, 1997, Grant Thornton LLP ("Grant") resigned as the independent public accountant for KnowledgeBroker, Inc. (the "Company"). In its letter giving notice of its resignation, Grant stated that the Company lacked an adequate control environment, rendering Grant unable to complete an audit of the Company's financial statements. Grant did not disclose in its letter of resignation the specific controls which it found lacking. The Company has requested additional information from Grant regarding this statement.

        Grant never prepared a report for the Company; therefore no report of Grant for the Company has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between Grant and the Company as described in Item 304(a)(1)(iv) of Regulation S-K or events of the kind set forth in Item 304(a)(1)(v) of Regulation S-K, other than that described above.

        The Company provided Grant with the above disclosures prior to filing this Form 8-K with the Commission and will file with the Commission Grant's response to those disclosures within two business days of receiving the same as required by Item 304(a)(3) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

        Exhibit No.      Description
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        16               Letter Regarding Change in Principal Accountant from
                         Grant Thornton LLP (1)


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        (1)     To be filed by Amendment.




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                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KNOWLEDGEBROKER, INC.



Date: July 2, 1997                      By:   /s/ BRAD STANLEY
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                                                  Brad Stanley
                                                  President











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